EXHIBIT 99.1

VIGNETTE REPORTS FIRST QUARTER FINANCIAL RESULTS

Q1 marks third consecutive quarter of increased operating profit vs. prior year

AUSTIN, Texas — April 26, 2007 — Vignette Corporation (NASDAQ: VIGN) today announced first quarter GAAP net income and non-GAAP net income increased 250% and 86%, respectively, over the first quarter of 2006. Vignette’s GAAP net income for the quarter was $4.8 million and diluted EPS was $0.16, versus $1.4 million and $0.05 in the same quarter of last year. Vignette's non-GAAP net income for the quarter was $6.9 million and non-GAAP net income per share was $0.24, versus $3.7 million and $0.12 in the same quarter of last year. Total revenue for the quarter was 47.6 million, which was up 1.5% from the first quarter of 2006.

Non-GAAP results exclude purchased in-process research and development, acquisition-related charges, stock option expense, amortization expense for certain intangible assets, and one-time charges and gains. One-time charges and gains generally relate to business restructuring, investment and fixed asset impairment. A reconciliation of net income calculated in accordance with GAAP and non-GAAP net income is provided in the tables immediately following the condensed consolidated balance sheets. Further description of the adjustments can be found under the caption, ‘Non-GAAP Financial Measures' below.

During the quarter, Vignette generated $8.7 million of cash flow from operations. Also during the quarter, Vignette transferred $9.2 million from cash and short term investments to long-term investments as part of its overall cash investment program. The combination of strong positive cash flow from operations, the transfer to long-term investments and the repurchase of Vignette common stock resulted in a net $15.6 million reduction in cash and short term investments over the prior quarter and a balance of $188.8 million at quarter end.

“We continue to be pleased with our progress and the increased recognition we are getting in the marketplace,” said Mike Aviles, president and chief executive officer at Vignette. “As the Web resurgence continues, more and more organizations are utilizing Vignette solutions to make better connections with their customers and extend their brands across multiple channels.”

New Business
Vignette recognized orders from new and existing customers during the quarter including Champion Enterprises Management Co., Commonwealth of Massachusetts, Eagle General Agency, INTRAV, MapInfo, Methodist Le Bonheur Healthcare, Parker Hannifin Corporation, Penn Mutual, QVC, Robert Half International, Saudi Arabian Airlines, Tetra Tech, T. Rowe Price, University of Texas Southwestern Medical Center at Dallas, Vanguard Car Rental, Warwickshire County Council and Webmotors S.A.

Vignette named one of America’s Most Trustworthy Companies
During the quarter, Vignette was named one of America’s most trustworthy companies according to Audit Integrity, an independent Los Angeles firm that researches corporate governance best practices. Vignette was one of only three software companies to make the inaugural Audit Integrity Top 100 list recognizing organizations that displayed “the highest degree of accounting transparency and fair dealing to stake-holders during 2006."

Product Enhancements
In February Vignette launched its Digital Services Hub, enabling organizations to manage and deliver rich multimedia content to any Web-enabled device through a single unified framework. The initial offering targets telecommunications, media and entertainment companies that depend on differentiated and interactive content; however, the technology has broad application across all markets, such as financial services, healthcare, and retail, which require anytime, anyplace connections with end-users.

Significant enhancements were also made to Vignette’s Imaging and Workflow solution. During the first quarter, Vignette Records and Documents received U.S. DoD 5015.2 including Chapter 4 certification, meaning organizations can now use the Vignette product to manage classified records. The latest Vignette IDM release features an enhanced user interface and support for Microsoft .NET development tools and the HP operating system.

Vignette also enhanced its Next-Generation Web solution with the latest release of its Portal product. Vignette Portal gives customers the ability to create more dynamic, content-rich Web sites and deliver a more personalized, interactive online customer experience. Enhanced features include support for leading-edge Web 2.0 technologies like AJAX, RSS and mashups as well as federated search capabilities.

Commitment to Customer Care
A key initiative for Vignette is driving customer success and increased satisfaction. During the quarter Dr. Ken Skinner was named vice president of Worldwide Customer Care. Dr. Skinner is a seasoned executive with a broad range of professional experience with companies such as Sun Microsystems, Digital Equipment Corporation and Sohio Petroleum. Dr. Skinner spent his last 12 years at BMC Software in several leadership roles including vice president of Customer Support and Technical Services, vice president of the Software Business School and vice president of Software Consulting.

Stock Repurchase Program
In November 2006, Vignette announced a stock repurchase program to repurchase up to $75 million of its common stock over a 12 month period. During the quarter, Vignette purchased 921,250 shares of common stock on the open market at an average price of $17.66. As of the end of the quarter, Vignette had purchased a total of 1,737,000 shares at an average price of $17.22 since the share repurchase program commenced.

2Q 2007 Financial Outlook
Vignette currently anticipates second quarter 2007 revenue to be between $44 million and $49 million. Second quarter 2007 GAAP net income is currently expected to be between $0.05 and $0.13 per share on a fully diluted basis. The company expects second quarter 2007 non-GAAP net income per share to be between $0.15 and $0.22 per share on a fully diluted basis. For a discussion of factors that could cause actual results to differ materially from these targets, see ‘Forward-Looking Statements' below.

Conference Call Details
Vignette will host a conference call and live webcast regarding its first quarter 2007 financial results on Thursday, April 26, 2007, at 8:00 a.m. EDT. To access the webcast, visit the Investor Relations section of Vignette’s Web site.

If you are not able to access the live webcast, dial-in information is as follows:

Dial-in number: (888) 275-3515
Call title: Vignette Financial Results

The webcast and conference call will be archived and available for replay from Thursday, April 26, at 9:00 a.m. EDT to Friday, May 25, at 11:59 p.m. EDT. The replay information is as follows:

Toll-free number: (800) 642-1687
International number: (706) 645-9291
Access code: 4248726

Non-GAAP Financial Measures
The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About Vignette Corp.
Vignette helps organizations improve interactions with customers and prospects by delivering highly personalized, interactive online experiences. Our early content management and delivery tools laid the groundwork for some of the Web’s most popular sites. Today, our award-winning solutions power some of the world’s most powerful online brands and enable organizations to have more meaningful interactions with their customers. Vignette is headquartered in Austin, Texas with operations worldwide. Visit www.vignette.com.

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FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this document are based upon information available to Vignette as of the date hereof, and Vignette assumes no obligation to update any such forward-looking statement.

Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries.
All other names are the trademarks or registered trademarks of their respective companies.

Contacts:
Investor Contact: Pat Kelly Chief Financial Officer (512) 741-4727 pat.kelly@vignette.com	Media Contact: David Tishgart Senior Manager, Public Relations (512) 741-4871 david.tishgart@vignette.com

VIGNETTE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three Months Ended
	March 31,
	2007	2006
	(Unaudited)
Revenue:
Product license	$15,339	$15,466
Services	32,249	31,430

Total revenue	47,588	46,896

Cost of revenue:
Product license	210	763
Amortization of acquired technology	1,254	1,254
Services	16,018	14,418

Total cost of revenue	17,482	16,435

Gross profit	30,106	30,461

Operating expenses:
Research and development	7,873	8,392
Sales and marketing	13,973	17,469
General and administrative	5,194	4,498
Business restructuring benefits	(107)	(25)
Amortization of intangible assets	846	938

Total operating expenses	27,779	31,272

Income (loss) from operations	2,327	(811)

Other income (expense), net	2,883	2,683

Income (loss) before income taxes	5,210	1,872

Provision for income taxes	426	504

Net income	$4,784	$1,368

Basic net income per share	$0.17	$0.05

Diluted net income per share	$0.16	$0.05

Shares used in computing net income per share:
Basic	28,810	29,504
Diluted	29,067	29,819

VIGNETTE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	March 31,	December 31,
	2007	2006
	(unaudited)	(unaudited)
Current Assets:

Cash, cash equivalents and short-term investments	$188,831	$204,454
Accounts receivable, net	36,111	35,700
Prepaid expenses & other current assets	6,983	7,163

Total current assets	231,925	247,317
Net Fixed Assets	6,522	6,899

Investments - Other	7,278	7,563
Long Term Investments in Marketable Securities	20,919	11,688
Intangible assets, net	143,522	145,622
Other assets	2,130	2,063

Total assets	$412,296	$421,152

Current Liabilities:

Accounts payable & accrued expenses	$32,484	$34,570
Deferred revenue	37,794	35,717
Other current liabilities	7,908	7,762

Total current liabilities	78,186	78,049

L/T Liabilities less Current Portion	4,698	5,316

Total liabilities	82,884	83,365

Stockholders' equity	329,412	337,787

Total Liabilities & Stockholders Equity	$412,296	$421,152

Reconciliation of (unaudited) GAAP Operating Income, Net Income and
Net Income Per Share to Non-GAAP Operating Income, Net Income and
Net Income Per Share
	(in thousands except per share data)
	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
	As Reported	As Reported
	(Unaudited)	(Unaudited)

GAAP Operating Income (Loss)	$2,327	$(811)

Amortization of acquired technology	1,254	1,254
Stock option expense (a)	383	695
Business restructuring benefits	(107)	(25)
Amortization of intangible assets	846	938

Adjusted Operating Income	$4,703	$2,051

GAAP Net Income	$4,784	$1,368

Amortization of acquired technology	1,254	1,254
Stock option expense (a)	383	695
Business restructuring benefits	(107)	(25)
Amortization of intangible assets	846	938
Gain on sale of patent	(263)	-
Purchase accounting credit	-	(523)

Adjusted Net Income	$6,897	$3,707

GAAP Net Income Per Share (diluted)	$0.16	$0.05
Adjusted Net Income Per Share (diluted)	$0.24	$0.12

Shares used in computing net income per share:

Diluted	29,067	29,819

Supplemental Disclosure

(a) For the three months ended March 31, 2007 the company excluded stock option expense of $383 thousand in its non-GAAP results which was attributable to the following cost categories; Cost of revenue services $17 thousand; Research and development $43 thousand; Sales and marketing $45 thousand and General and administrative $278 thousand. For the three months ended March 31, 2006 the company excluded stock option expense of $695 thousand in its non-GAAP results which was attributable to the following cost categories; Cost of revenue services $125 thousand; Research and development $74 thousand; Sales and marketing $250 thousand and General and administrative $246 thousand.

The Company provides non-GAAP measures for operating income, net income, and net income per share data as supplemental information regarding the Company’s core business operational performance. The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes amortization of acquired technology, stock-based compensation related to employee stock options

The Company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. And second, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP and therefore the Company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the Company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and net income per share, which should be supplementaly considered when evaluating the Company’s results. In addition, items such as amortization expense for certain intangible assets, stock-based compensation charges and one-time charges and gains that are excluded from non-GAAP net income and earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The Company has historically provided non-GAAP measures to investors to supplement its GAAP results in order to help investors evaluate the company's core operating performance the way management does.